UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2017

ACTIVECARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53570	87-0578125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1365 Business Park Drive, #100 Orem, Utah 84058
(Address of Principal Executive Offices)

(877) 219-6050
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Item 1.01 Entry into a Material Definitive Agreement

Factoring Agreement

On April 17, 2017, ActiveCare, Inc., a Delaware corporation (the "Company"), entered into a Factoring Agreement (the "Factoring Agreement") with Complete Business Solutions Group ("CBSG").  The Company has previously entered into factoring arrangements with CBSG in the ordinary course of business and in amounts received that were $400,000 and less in each case. The Factoring Agreement provides for an advance of $1,794,000, comprised of $1,000,000 in cash and the consolidation of $794,000 from four prior transactions into the amounts owed under the Factoring Agreement (collectively, the "Funds"). In consideration for the Funds, the Company sold to CBSG all future receipts until the total amount of $2,511,600.76 (the "Receipt Purchased Amount") has been paid. The Factoring Agreement requires payment of the minimum daily amount of $12,999.99 for 193 days. The Receipt Purchased Amount can be reduced if repayment occurs more quickly. Repayment of the amounts owing is with recourse and secured by all accounts, chattel paper, documents, equipment, general intangibles, instruments, and inventory of the Company. CBSG, however, has subordinated its security interest to Partners for Growth, to whom the Company currently owes over $2,875,000.  The amount owed to CBSG is personally guaranteed by Jeff Peterson, the Company's CEO.

The above description of the Factoring Agreement does not purport to be complete and is qualified in its entirety by the full text of such document, which is attached as Exhibit 10.1 to this Current Report on form 8-K and incorporated by reference herein.

Joint Venture

On April 17, 2017 the Company and Colorado Choice Health Plans ("CCHP") entered into a Joint Venture Agreement, effective March 31, 2017 (the "JV Agreement"). Under the JV Agreement: (i) CCHP is providing various services to the Company to improve the Company's diabetes programs, (ii) the Company is loaning CCHP $500,000 under a debenture note, and (iii) the JV Agreement will terminate upon the later of (a) repayment of the debenture note or (b) the one year anniversary of the JV Agreement. The debenture note: (i) bears interest at the rate of five percent per annum, (ii) is subordinated to the rights of CCHP policyholders, claimants and beneficiary claims and all other classes of CCHP creditors other than subordinated debenture holders, (iii) does not become a liability of CCHP until and unless the Commissioner of the Colorado Department of Regulatory Agencies, Division of Insurance ("Division of Insurance") authorizes repayment of the debenture agreement, and shall be treated by CCHP as surplus until the time of such approval, (iv) is only repayable from available funds in excess of CCHP's minimum net surplus required to be maintained by the Division of Insurance, and (v) is otherwise repayable on March 31, 2018, assuming approval by the Division of Insurance.

The above description of the JV Agreement and the debenture note do not purport to be complete and are qualified in their entirety by the full text of such documents, which are attached as Exhibit 10.2 to this Current Report on form 8-K and incorporated by reference herein.

Amendment to Purchase Agreement and Promissory Note

As previously reported, the Company entered into a Securities Purchase Agreement, as amended (the "Purchase Agreement"), with JMJ Financial, a Nevada sole proprietorship ("JMJ", and together with the Company, the "Parties"). Pursuant to the terms of the Purchase Agreement, JMJ purchased from the Company (i) a promissory note, as amended, in the aggregate principal amount of up to $2,000,000 (the "Note") due and payable on the earlier of March 15, 2017, or the third business day after the closing of the Company's contemplated public offering of securities (the "Securities Offering"), (ii) a common stock purchase warrant to purchase 10,000,000 shares of the Company's common stock ("Common Stock") at an exercise price as defined therein, and (iii) $200,000 of Common Stock (the "Origination Shares").

On April 19, 2017, the Parties entered into a fifth amendment to the Purchase Agreement (the "Amendment").  The Amendment extends the maturity date of the Note to the earlier of May 20, 2017 or the third business day after the closing of the Securities Offering.  Additionally, the date by which the Origination Shares must be delivered to JMJ is extended to the fifth trading day after the pricing of the Securities Offering, but in no case later than May 20, 2017.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the document. A copy of the Amendment is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

10.1*	Factoring Agreement

10.2*	Joint Venture Agreement

10.3*	Amendment #5 to the Securities Purchase Agreement and the $2,000,000 Promissory Note
 *filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIVECARE, INC.

Date: April 20, 2017	By:	/s/ Jeffrey Peterson
Jeffrey Peterson
Chief Executive Officer